EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

Board of Directors and Shareholers
Spartan Motors, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the Stock Option and Restricted Stock Plan of 1998 of our report dated February 9, 2001, with respect to the consolidated financial statements and schedule of Spartan Motors, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/ Ernst & Young

Grand Rapids, Michigan
September 6, 2001